Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Defined terms included below shall have the same meaning as terms defined and included (i) elsewhere in this Current Report on Form 8-K and (ii) in Clean Earth Acquisition Corp.’s definitive proxy statement filed with the Securities and Exchange Commission on November 13, 2023.

The following unaudited pro forma condensed combined financial statements are provided to aid you in your analysis of the financial aspects of the Business Combination, the Material Events and the Significant Acquisitions (defined in the notes to the unaudited pro forma condensed combined financial statements), which are referred to as the “Transactions”.

The unaudited pro forma condensed combined financial statements are based on the Clean Earth historical financial statements and the Alternus historical consolidated financial statements as adjusted to give effect to the Transactions and reflect a refinancing of Alternus’ Solis assets in full. The unaudited pro forma condensed combined balance sheet gives pro forma effect to the Transactions as if they had been consummated on September 30, 2023. The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2023 and the year ended December 31, 2022 give effect to the Transactions as if they had occurred on January 1, 2022, which is the beginning of the earliest period presented.

The unaudited pro forma condensed combined financial statements were derived from and should be read in conjunction with:

●	the accompanying notes to the unaudited pro forma condensed combined financial statements;

●	the historical unaudited condensed financial statements of Clean Earth as of and for the nine months ended September 30, 2023 and the related notes;

●	the historical audited financial statements of Clean Earth as of December 31, 2022 and 2021, for the year ended December 31, 2022, and for the period from May 14, 2021 (inception) through December 31, 2021 and the related notes;

●	the historical unaudited condensed consolidated financial statements of Alternus as of and for the nine months ended September 30, 2023 and the related notes;

●	the historical audited consolidated financial statements of Alternus as of December 31, 2022 and 2021, and for the years ended December 31, 2022 and December 31, 2021 and the related notes;

●	the sections entitled “Clean Earth Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Alternus Management’s Discussion and Analysis of Financial Condition and Results of Operation,” and other financial information relating to Clean Earth and Alternus.

The unaudited pro forma condensed combined financial information has been prepared based on actual redemptions of 6,419,831 shares of Class A Common Stock, of which 5,351,009 shares were redeemed for a per share redemption price of $10.62, 1,046,600 shares were redeemed for a per share redemption price of $10.74 and 22,222 shares were redeemed for a per share redemption price of $10.80 or approximately $68.3 million in the aggregate. The unaudited pro forma condensed combined financial information also reflects 1,496,234 of newly issued shares of Class A Common Stock as per Subscription Agreement dated December 3rd 2023. Additionally, the unaudited pro forma condensed combined financial information reflects the Forward Purchase Agreement dated December 3rd 2023 which is comprised of the 1,300,320 shares of Class A Common Stock purchased by the Seller from other shareholders, as well as the 1,496,234 issued shares of Class A Common Stock purchased under the Subscription Agreement, for a total quantity of shares contemplated under the Forward Purchase Agreement of 2,796,554. Upon Closing, the Company funded a prepayment amount for the Forward Purchase Shares equal to $13.4 million, which is calculated as the total Prepayment Amount of $30.0 million, less a Prepayment Shortfall of $0.5 million, and less the $16.1 million purchase price owed by the Seller under the Subscription Agreement. The Company also paid $1.1 million to the Seller as an inducement to enter into the Subscription Agreement and Forward Purchase Agreement, which was calculated as the 100,000 shares purchased by Seller from other shareholders at a purchase price of $10.74 per share.

On December 18, 2023, CLIN entered into a non-redemption agreement (as it may be amended, supplemented or otherwise modified from time to time, the “NRA”) by and among CLIN, the Sponsor, and the investor named therein (the “Investor”). Pursuant to the terms of the NRA, among other things, the Investor agreed to withdraw redemptions in connection with the Business Combination on any Class A Common Stock, held by the Investor and to purchase additional Class A Common Stock from redeeming stockholders of CLIN such that the Investor will be the holder of no fewer than 277,778 shares of Class A Common Stock. In exchange, CLIN and the Sponsor will cause to be delivered to the Investor at the Closing an additional 277,778 founder shares, which such founder shares will reflect the same legends and be restricted in the same manner as then-applicable to the Sponsor at the Closing. In addition, 2,300,000 shares were issued upon the automatic conversion of all 23,000,000 rights upon Closing.

The unaudited pro forma condensed combined financial statements are provided for illustrative purposes only and are not necessarily indicative of what the actual results of operations and financial position would have been had the Transactions taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the combined company.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET AS OF
SEPTEMBER 30, 2023

(in thousands, except share and per share information)

	Historical
	4(A) Clean Earth	4(B) Alternus	4(C) Carve-Out Adjustments	Alternus Pro Forma	4(D) Material events		Transaction Accounting Adjustments		Pro Forma Balance Sheet
Assets
Current assets:
Cash and cash equivalents	$9	$3,886	$(523)	$3,363	$(1,269)	B	$(805)	4(d)	$6,576
					2,205	C	(68,309)	4(i)
							85,921	4(e)
							(14,539)	4(l)
Accounts receivable, net	-	4,597	(135)	4,462	(1,410)	B	-		3,052
Other receivable, net	-	-	-	-	-		500	4(l)	500
Marketable securities held in Trust Account	86,038	-	-	-	468	A	(85,921)	4(e)	-
							(585)	4(c)
Unbilled energy incentives earned	-	5,883	-	5,883					5,883
Prepaid expense and other current assets	259	6,144	(1,032)	5,112	(2,211)	B	(259)	4(g)	939
							(1,962)	4(h)
Taxes recoverable	-	2,620	(262)	2,358	(1,030)	B	-		1,328
Total current assets	86,306	23,130	(1,952)	21,178	(3,247)		(85,959)		18,278
Non-current assets:
Property and equipment, net	-	163,131	9,689	172,820	(106,451)	B	-		66,369
Right of use asset	-	9,377	(785)	8,592	(7,685)	B	-		907
Goodwill	-	1,743	(578)	1,165	(1,165)	B	-		-
Restricted cash	-	5,027	-	5,027	(43)	B	-		4,984
Capitalized development cost and other long-term assets	-	9,308	(4,440)	4,868	(126)	B	-		4,742
Forward purchase agreement derivative asset	-	-	-	-	-		17,125	4(l)	17,125
Total Assets	$86,306	$211,716	$1,934	$213,650	$(118,717)		$(68,834)		$112,405

Current liabilities:
Accounts payable	$171	$11,854	$(3,190)	$8,664	$(4,435)	B	1,788	4(h)	6,188
Accrued liabilities	689	22,521	(13,951)	8,570	(7,234)	B	1,466	4(f)	3,491
Income and franchise taxes payable	31	-	-	-	-		-		31
Accrued legal expenses	992	-	-	-	-		-		992
Taxes payable	-	1,200	(451)	749	-		-		749
Deferred income	-	5,883	-	5,883	(377)	B	-		5,506
Rights of asset liability - short term	-	635	(117)	518	-		-		518
Green bonds, Convertible and non-convertible promissory notes, net	-	194,918	(27,994)	166,924	(111,307)	B	-		55,617
Accrued offering costs	543	-	-	-	-		-		543
Promissory note – related party	1,704	-	-	-	468	A	(1,704)	4(k)	-
							(468)	4(c)
Deferred underwriter fee payable	805	-	-	-	-		(805)	4(d)	-
Total current liabilities	4,935	237,011	(45,703)	191,308	(122,885)		277		73,635

Rights of asset liability - long term	-	8,710	(670)	8,040	(7,190)	B	-		850
Convertible and non-convertible promissory notes, net	-	11,476	(2,160)	9,316	(9,316)	B	-		2,205
					2,205	C
Asset retirement obligations	-	1,534		1,534	(1,347)	B	-		187
Forward purchase agreement liability	-	-	-	-	-		-	4(l)	-
Total liabilities	$4,935	$258,731	$(48,533)	$210,198	$(138,533)		$277		$76,877

Class A common stock subject to possible redemption; $0.0001 par value; 100,000,000 shares authorized; 8,147,563 shares issued and outstanding at redemption	86,038	-	-	-	-		(72,073)	4(i)	-
							(13,965)	4(l)
Stockholders’ Equity
CEAC Preferred shares, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	-	-	-	-			-		-
CEAC Class A common stock, $0.0001 par value, 100,000,000 shares authorized; 890,000shares issued and outstanding (excluding 23,000,000 shares subject to possible redemption)	-	-	-	-	-		-		-
CEAC Class B common stock, $0.0001 par value, 10,000,000 shares authorized; 7,666,667 shares issued and outstanding	1	-	-	-	-		(1)	4(b)	-
Alternus Clean Energy, Inc. Class A common stock	-	-	-	-	-		1	4(b)	7
							-	4(i)
							6	4(j)
							-	4(k)
							-	4(a)
							-	4(l)
Common stock, $0.012 par value, 100,000,000 authorized and 26,365,738 issued and outstanding	-	305	-	305	(116)	B	(189)	4(j)	-
							-	4(l)
Preferred stock	-	-	-	-	11,046	B	-		11,046
Additional paid-in capital	-	52,006	(51,179)	827	(656)	B	(6,068)	4(j)	26,579
							1,704	4(k)
							29,515	4(l)
							3,764	4(i)
							(259)	4(g)
							(2,248)	4(h)
							-	4(a)
Foreign Currency Translation Reserve	-	(26)	(3,361)	(3,387)	4,184	B	-		797
Accumulated deficit	(4,668)	(98,140)	103,847	5,707	5,358	B	6,251	4(j)	(2,901)
							(1,466)	4(f)
							(1,502)	4(h)
							(117)	4(c)
							(12,464)	4(l)
Non-controlling interest	-	(1,160)	1,160	-	-		-		-
Total stockholders' equity (deficit)	(4,667)	(47,015)	50,467	3,452	19,816	B	16,927		35,528
Total liabilities and stockholders' equity (deficit)	$86,306	$211,716	$1,934	$213,650	$(118,717)		$(68,834)		$112,405

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS FOR THE NINE MONTHS ENDED
SEPTEMBER 30, 2023

(in thousands, except share and per share amounts)

	Historical
	5(A) Clean Earth	5(B) Alternus	5(C) Carve-Out Adjustments	Autonomous Entity Adjustments		Alternus Pro Forma	5(E) Material events	Transaction Accounting Adjustments		Pro Forma Statement of Operations
Revenues	$-	$27,799	$(480)	$-		$27,319	$(13,965)	$-		$13,354
Operating expenses:
Cost of revenues	-	(6,545)	30	-		(6,515)	4,275	-		(2,240)
Franchise tax expense	(150)	-	-	-		-	-	-		(150)
Bank fees	(7)	-	-	-		-	-	-		(7)
Insurance expense	(320)	-	-	-		-	-	-		(320)
Dues and subscriptions	(169)	-	-	-		-	-	-		(169)
Marketing and advertising expenses	(37)	-	-	-		-	-	-		(37)
Legal and accounting expenses	(1,050)	-	-	-		-	-	-		(1,050)
Listing fee	(53)	-	-	-		-	-	-		(53)
Selling, general and administrative	-	(10,122)	5,939	(5,770)	5(aa)	(9,953)	-	-		(9,953)
Development cost	-	(1,223)	1,051	-		(172)	-	-		(172)
Depreciation, amortization, and accretion	-	(5,586)	174	-		(5,412)	3,904	-		(1,508)
Total operating expenses	(1,786)	(23,476)	7,194	(5,770)		(22,052)	8,179	-		(15,659)
Income (loss) from operations	(1,786)	4,323	6,714	(5,770)		5,267	(5,786)	-		(2,305)
Interest expense	-	(19,253)	1,012	7,800	5(ab)	(10,441)	5,530	-		(4,911)
Other income	-	318	(244)	2,282	5(ac)	2,356	-	-		2,356
Dividend income on marketable securities held in Trust Account	4,216	-	-	-		-	-	(4,216)	5(a)	-
Realized gains on marketable securities held in Trust Account	1,663	-	-	-		-	-	(1,663)	5(a)	-
Other expenses	-	(12,160)	2,466	863	5(ad)	(8,831)	11,113	-		2,282
Total other expense	5,879	(31,095)	3,234	10,945		(16,916)	16,643	(5,879)		(273)

Net income (loss) before provision for income taxes	4,093	(26,772)	9,948	5,175		(11,649)	10,857	(5,879)		(2,578)
Income taxes	(854)	-	-	-		-	-	-	5(d)	(854)
Net income (loss)	$3,239	$(26,772)	$9,948	$5,175		$(11,649)	10,857	$(5,879)		$(3,432)
Net loss attributable to non-controlling interest		$(660)	$660							-
Net loss attributable to Alternus Energy Group / Alternus Clean Energy, Inc.		$(26,112)								$(3,432)
Basic and diluted net loss per share, non-redeemable Class A and Class B common stock	$(0.06)
Basic and diluted weighted average shares outstanding, non-redeemable Class A and Class B common stock	8,556,667
Basic and diluted net income (loss) per share, Class A common stock	$0.23	$(0.99)								$(0.05)
Basic and diluted weighted average shares outstanding, Class A common stock	16,036,220	26,325,738								71,905,633	5(h)

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2022

(in thousands, except share and per share amounts)

	Historical
	5(A) Clean Earth	5(B) Alternus	5(C) Carve-Out Adjustments	Autonomous Entity Adjustments		5(D) SIG Portfolio acquired by Solis	Alternus Pro Forma	5(E) Material events	Transaction Accounting Adjustments		Pro Forma Statement of Operations
Revenues	$-	$32,526	$(370)	$-		$-	$32,156	$(18,421)	$-		$13,735
Operating expenses:
Cost of revenues	-	(9,224)	80	-		-	(9,144)	5,516	-		(3,628)
Franchise tax expense	(200)	-	-	-		-	-	-	-		(200)
Bank fees	(1)	-	-	-		-	-	-	-		(1)
Insurance expense	(359)	-	-	-		-	-	-	-		(359)
Dues and subscriptions	(204)	-	-	-		-	-	-	-		(204)
Marketing and advertising expenses	(100)	-	-	-		-	-	-	-		(100)
Legal and accounting expenses	(1,214)	-	-	-		-	-	-	-		(1,214)
Placement services fee	(500)	-	-	-		-	-	-	-		(500)
Selling, general and administrative	-	(11,139)	7,070	(4,373)	5(aa)	(38)	(8,480)	-	(1,466)	5(b)	(11,449)
									(1,502)	5(c)
Development cost	-	(23,925)	22,649	-		-	(1,276)	115	-		(1,161)
Depreciation, amortization, and accretion	-	(7,157)	137				(7,020)	4,956	-		(2,064)
Total operating expenses	(2,578)	(51,445)	29,936	(4,373)		(38)	(25,920)	10,587	(2,968)		(20,879)
Income (loss) from operations	(2,578)	(18,919)	29,566	(4,373)		(38)	6,236	(7,834)	(2,968)		(7,145)
Interest expense	-	(17,437)	2,581	(154)	5(ab)	-	(15,010)	6,995	(945)	5(g)	(9,077)
									(117)	5(e)
Other income	-	1,275	(3)	-		-	1,272	(1,684)	-		(412)

Dividend income on marketable securities held in Trust Account	1,058	-	-	-		-	-		(1,058)	5(a)	-
Realized gains on marketable securities held in Trust Account	2,228	-	-	-		-	-		(2,228)	5(a)	-
Loss on disposal of asset	-	(139)	60	-		-	(79)	(3,049)	-		(3,128)
Loss on issuance of derivative contract	-	-	-	-		-	-	-	(11,910)	5(f)	(11,910)
Other expenses	-	(1,059)	388	-		-	(671)		(554)	5(f)	(1,225)
Total other income	3,286	(17,360)	3,026	(154)		-	(14,488)	2,262	(16,812)		(25,752)
Net income (loss) before provision for income taxes	708	(36,279)	32,592	(4,527)		(38)	(8,252)	(5,572)	(19,780)		(32,897)
Income taxes	(648)	(5)	-	-		-	(5)	-	-	5(d)	(653)
Net income (loss)	$60	$(36,284)	$32,592	$(4,527)		$(38)	$(8,257)	$(5,572)	$(19,780)		$(33,550)
Net loss attributable to non-controlling interest		(484)	484				-				-
Net loss attributable to Alternus Energy Group / Alternus Clean Energy, Inc.		$(35,800)									$(33,550)
Basic and diluted net loss per share, non-redeemable Class A and Class B common stock	$(1.38)
Basic and diluted weighted average shares outstanding, non-redeemable Class A and Class B common stock	8,412,804
Basic and diluted net income (loss) per share, Class A common stock	$0.60	$(1.36)									$(0.47)
Basic and diluted weighted average shares outstanding, Class A common stock	19,282,192	26,360,231									71,905,633	5(h)

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1.	Description of the Transactions

Business Combination Between Clean Earth Acquisitions Corp. and Alternus Energy Group Plc

On October 12, 2022, Clean Earth and Alternus entered into the Business Combination Agreement, which is attached as Annex A. The business combination between Clean Earth and Alternus is herein referred to as the “Business Combination.”

On December 22, 2023, Alternus transferred to Clean Earth, and Clean Earth received from Alternus, all issued and outstanding Alternus Interests in exchange for the issuance and transfer by Clean Earth to Alternus at the Closing of 57,500,000 shares of common stock of Clean Earth. As a result, the Acquired Subsidiaries (as defined in the Business Combination Agreement) became direct wholly owned subsidiaries of Clean Earth and Clean Earth is controlled by Alternus.

Material Events

A.	Extension Financing

The Company extended the date by which the Company must consummate the Business Combination. Per the terms of the definitive proxy statement filed in connection with the extension, the Clean Earth sponsor entity has offered to pay a principal amount of the lesser of: (i) $195,000 a month or (ii) $0.04 per share, on an incremental monthly basis, into the trust to finance the extension in exchange for a non-interest bearing, unsecured promissory note payable upon consummation of a Business Combination. Following the Closing of the Business Combination, the principal amount was repaid by the Company plus 25% of the principal amount.

B.	Sale of Netherlands, Poland and Italy entities

Alternus is in the final stages of negotiations with multiple parties to sell the operating assets in the Netherlands, Poland, and Italy. The Company expects to execute definitive agreements by December 31st 2023. The Company believes that these transactions are probable to occur, and the disclosure of pro forma financial information is considered material to investors.

C.	Debt issued in October 2023

In October of 2023, Alternus approved the issuance by one of its US subsidiaries of secured debt in the principal amount of $3.2 million for an original purchase price of $2.2 million and having a maturity date of no later than June 30, 2024. The holder of the note has received warrants issued at the close of the business combination between the Company and Clean Earth to purchase up to (i) 100,000 shares of common stock of Clean Earth at an exercise price of $11.50 per share and having a 5 year term, and (ii) 300,000 shares of common stock of Clean Earth at an exercise price of $0.01 per share and having a 3 year term. The debt is secured by a parent company guarantee and a share pledge from Vincent Browne, Alternus’ CEO, of his Alternus shares.

Significant Acquisitions

Alternus acquired Solarpark Samas Sp. Z.O.O. on August 30, 2021 and Green Source Energy Beta Srl on April 22, 2021. Additionally, a subsidiary of Alternus, Alternus Solis (“Solis”), acquired the Risen Portfolio on March 22, 2021 and related entities within the SIG Portfolio in stages, which occurred on December 21, 2021 and March 22, 2022 (collectively referred to as the “Significant Acquisitions”). As a result of these acquisitions Solarpark Samas Sp. Z.O.O, Green Source Energy Beta Srl, Risen Portfolio and SIG Portfolio are wholly owned subsidiaries of Alternus.

The unaudited pro forma combined condensed financial statements do not include adjustments related to acquisitions by Alternus that took place in 2021 as the historical audited consolidated statement of operations of Alternus for the year ended December 31, 2022 reflects the full period of the operations of these companies.

As the historical audited consolidated statement of operations of Alternus for the year ended December 31, 2022 does not reflect the operations of the SIG Portfolio acquired on March 22, 2022 for the full period presented, a pro forma adjustment was added to include the historical information for the period from January 1, 2022 through the date of acquisition, March 22, 2022.

The Business Combination and Significant Acquisitions are collectively referred to as the “Transactions.”

Forward Purchase Agreement

On December 3, 2023, CLIN entered into an agreement with (i) Meteora Capital Partners, LP (“MCP”), (ii) Meteora Select Trading Opportunities Master, LP (“MSTO”), and (iii) Meteora Strategic Capital, LLC (“MSC” and, collectively with MCP and MSTO, “Seller”) (the “Forward Purchase Agreement”) for OTC Equity Prepaid Forward Transactions. For purposes of the Forward Purchase Agreement, CLIN is referred to as the “Counterparty” prior to the consummation of the Business Combination, while Alternus Clean Energy, Inc. (“Pubco”) is referred to as the “Counterparty” after the consummation of the Business Combination. The purpose of the Forward Purchase Transaction is to decrease the amount of redemptions in connection with the Special Meeting and potentially increase the working capital available to Alternus following the Closing. Capitalized terms used herein but not otherwise defined shall have the meanings ascribed to such terms in the Forward Purchase Agreement.

Pursuant to the terms of the Forward Purchase Agreement, Meteora intends, but is not obligated, to purchase up to 2,796,554 (the “Purchased Amount”) Class A ordinary shares, par value $0.0001 per share, of CLIN (“CLIN Shares”) concurrently with the Closing pursuant to Seller’s FPA Funding Amount PIPE Subscription Agreement (as defined below), less the number of CLIN Shares purchased by Seller separately from third parties through a broker in the open market (“Recycled Shares”). Seller will not be required to purchase an amount of CLIN Shares such that, following such purchase, that Seller’s ownership would exceed 9.9% of the total CLIN Shares outstanding immediately after giving effect to such purchase, unless Seller, at its sole discretion, waives such 9.9% ownership limitation. The Number of Shares subject to the Forward Purchase Agreement is subject to reduction following a termination of the Forward Purchase Agreement with respect to such shares as described under “Optional Early Termination” in the Forward Purchase Agreement.

The Forward Purchase Agreement provides for a prepayment shortfall in an amount in U.S. dollars equal to $1,000,000. As described below in Shortfall Sales, Seller in its sole discretion may sell Recycled Shares at any time following the Trade Date at prices (i) at or above $10.00 during the first three months following the Closing Date and (ii) at any sales price thereafter, without payment by Seller of any Early Termination Obligation until such time as the proceeds from such sales equal 100% of the Prepayment Shortfall (as set forth under Shortfall Sales below) (such sales, “Shortfall Sales,” and such Shares, “Shortfall Sale Shares”). A sale of Shares is only (a) a “Shortfall Sale,” subject to the terms and conditions herein applicable to Shortfall Sale Shares, when a Shortfall Sale Notice is delivered under the Forward Purchase Agreement, and (b) an Optional Early Termination, subject to the terms and conditions of the Forward Purchase Agreement applicable to Terminated Shares, when an OET Notice is delivered under the Forward Purchase Agreement, in each case with the delivery of such notice being in the sole discretion of Seller (as further described in the “Optional Early Termination” and “Shortfall Sales” sections in the Forward Purchase Agreement).

Following the Closing, the reset price (the “Reset Price”) will be $10.00. The Reset Price will be subject to reduction upon a Dilutive Offering Reset immediately upon the occurrence of such Dilutive Offering.

2.	Basis of Pro Forma Presentation

The unaudited pro forma condensed combined financial statements were prepared in accordance with Article 11 of SEC Regulation S-X, as amended by the final rule, Release No. 33-10786, Amendments to Financial Disclosures about Acquired and Disposed Businesses. Release No. 33-10786 replaced the previous pro forma adjustment criteria with simplified requirements to depict the accounting for the Transactions (“Transactions Accounting Adjustments”), reflect incremental expense or other changes necessary to present the financial position and results of operations as if an entity was a separate stand-alone entity (“Autonomous Entity Adjustments”) and present the reasonably estimable synergies and other Transactions effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”). Management has elected not to present Management’s Adjustments and will only be presenting Transactions Accounting Adjustments in the unaudited pro forma condensed combined financial information. The adjustments presented in the unaudited pro forma condensed combined financial statements have been identified and presented to provide relevant information necessary for an understanding of the combined company reflecting the Transactions.

The unaudited pro forma condensed combined financial statements are based on the Clean Earth historical financial statements and the Alternus historical consolidated financial statements as adjusted to give effect to the Transactions and reflect a refinancing of Alternus’ Solis assets in full. The unaudited pro forma condensed combined balance sheet gives pro forma effect to the Transactions as if they had been consummated on September 30, 2023. The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2023 and the year ended December 31, 2022 give effect to the Transactions as if they had occurred on January 1, 2022, which is the beginning of the earliest period presented.

Carve-Out Adjustments

Pursuant to the Business Combination Agreement, Alternus contributed interests in the Acquired Subsidiaries to Clean Earth. The historical consolidated financial statements of Alternus are inclusive of the “Excluded Companies” (as defined in the Business Combination Agreement), which were not acquired as part of the Business Combination. As such, the carve-out adjustments are presented to exclude these legal entities from the unaudited pro forma condensed combined financial statements of the combined company.

Autonomous Entity Adjustments

Autonomous entity adjustments, based on contractual agreements related to the carve-out, are reflected in the unaudited pro forma condensed combined statements of operations to present the Acquired Subsidiaries as if they had been operated as a standalone entity for the nine months ended September 30, 2023 and the year ended December 31, 2022.

Significant Acquisitions

The Significant Acquisitions were determined to meet the definition of a business in accordance with Regulation S-X, Rule 11-02(d) and trigger the reporting requirements pursuant to Regulation S-X, Rule 3-05 due to their significance. However, the Significant Acquisitions do not meet the definition of businesses and are considered asset acquisitions pursuant to ASC 805, Business Combinations. The historical audited consolidated balance sheet and statement of operations of Alternus as of and for the year ended December 31, 2022 reflects the full period of the operations of the significant acquisitions that took place in 2021. Therefore, no adjustments are required in the unaudited pro forma condensed combined financial information. As the historical audited consolidated statement of operations of Alternus for the year ended December 31, 2022 does not reflect the operations of the SIG Portfolio acquired on March 22, 2022 for the full period presented, a pro forma adjustment was added to include the historical information for the period from January 1, 2022 through the date of acquisition, March 22, 2022.

Management has made significant estimates and assumptions in its determination of the pro forma adjustments. The pro forma adjustments reflecting the Transactions are based on certain currently available information and certain assumptions and methodologies that management believes are reasonable under the circumstances. The pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments, and it is possible the differences may be material. Management believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Transactions based on information available at this time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial statements.

The unaudited pro forma condensed combined financial statements do not give effect to any anticipated synergies, operating efficiencies, tax savings, or cost savings that may be associated with the Business Combination. Clean Earth and Alternus did not have any historical relationship prior to the Business Combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

The unaudited pro forma combined condensed financial statements do not include adjustments related to the following acquisitions by Alternus:

●	KKSOL S.R.L., acquired on February 15, 2021,

●	Petriolo Fotovoltaica S.R.L, acquired on March 15, 2021,

●	Serre S.R.L., acquired on March 19, 2021,

●	Unisun, acquired on April 16, 2021,

●	BIMA S.R.L., acquired on May 28, 2021,

●	MABI S.R.L., acquired on May 28, 2021,

The historical audited consolidated Balance Sheet and Statement of Operations of Alternus as of and for the year ended December 31, 2022, reflects the full period of the operations of the significant acquisitions that took place in 2021.

The unaudited pro forma condensed combined financial information has been prepared based on actual redemptions of 6,419,831 shares of Class A Common Stock, of which 5,351,009 shares were redeemed for a per share redemption price of $10.62, 1,046,600 shares were redeemed for a per share redemption price of $10.74 and 22,222 shares were redeemed for a per share redemption price of $10.80 or approximately $68.3 million in the aggregate. The unaudited pro forma condensed combined financial information also reflects 1,496,234 of newly issued shares of Class A Common Stock as per Subscription Agreement dated December 3rd 2023. Additionally, the unaudited pro forma condensed combined financial information reflects the Forward Purchase Agreement dated December 3rd, 2023, which is comprised of the 1,300,320 shares of Class A Common Stock purchased by the Seller from other shareholders, as well as the 1,496,234 issued shares of Class A Common Stock purchased under the Subscription Agreement, for a total quantity of shares contemplated under the Forward Purchase Agreement of 2,796,554. Upon Closing, the Company funded a prepayment amount for the Forward Purchase Shares equal to $13.4 million, which is calculated as the total Prepayment Amount of $30.0 million, less a Prepayment Shortfall of $0.5 million, and less the $16.1 million purchase price owed by the Seller under the Subscription Agreement. The Company also paid $1.1 million to the Seller as an inducement to enter into the Subscription Agreement and Forward Purchase Agreement, which was calculated as the 100,000 shares purchased by Seller from other shareholders at a purchase price of $10.74 per share.

On December 18, 2023, CLIN entered into a non-redemption agreement (as it may be amended, supplemented or otherwise modified from time to time, the “NRA”) by and among CLIN, the Sponsor, and the investor named therein (the “Investor”). Pursuant to the terms of the NRA, among other things, the Investor agreed to withdraw redemptions in connection with the Business Combination on any Class A Common Stock, held by the Investor and to purchase additional Class A Common Stock from redeeming stockholders of CLIN such that the Investor will be the holder of no fewer than 277,778 shares of Class A Common Stock. In exchange, CLIN and the Sponsor will cause to be delivered to the Investor at the Closing an additional 277,778 founder shares, which such founder shares will reflect the same legends and be restricted in the same manner as then-applicable to the Sponsor at the Closing. In addition, 2,300,000 shares were issued upon the automatic conversion of all 23,000,000 rights upon Closing.

Upon closing of the Business Combination, shares outstanding as presented in the unaudited pro forma condensed combined financial statements include the following:

	Shares	%
Alternus Clean Energy, Inc. Class A common stock owned by the Sponsors	8,781,667	12%
Alternus Clean Energy, Inc. Class A common stock owned by public stockholders (1)	2,827,412	4%
Class A common stock owned by Meteora parties subject to FPA (2)	2,796,554	4%
Issuance of Alternus Clean Energy, Inc. Class A common stock to Alternus in connection with Business Combination	57,500,000	80%
Total numbers of shares	71,905,633	100%

(1)	Includes (i) 2,300,000 shares which were issued at Closing, and (ii) 100,000 shares held by the Meteora parties as public stockholders.
(2)	Excludes 100,000 shares held by the Meteora parties as public stockholders.

The presentation of the share ownership in the table above does not include (a) shares issuable on exercise of warrants to purchase 11,945,000 shares of Class A common stock (consisting of 11,500,000 public warrants and 445,000 private warrants issued to the Sponsor), which will remain outstanding immediately following the Business Combination, (b) the issuance of any shares upon completion of the business combination under the 2023 Equity Incentive Plan, (c) shares issuable on exercise of warrants to purchase (i) 100,000 shares of Class A common stock at an exercise price of $11.50 per share and (ii) 300,000 shares of Class A common stock at an exercise price of $0.01, (iii) 150,000 shares of Class A common stock at an exercise price of $0.01 per share, and (iv) 250,000 Class A common stock at an exercise price of $0.01 per share, the issuance of such warrants conditioned upon, and only issued upon, the close of the Business Combination, and (d) beginning 90 days after the close of the Business Combination, the potential issuance of 1,320,000 shares of Class A common stock pursuant to the terms of the First Note, which may only be issued upon the exercise of the holder of such note’s option to convert the full principal balance of such note and any accrued but unpaid interests thereon, the terms of which are more fully described in Clean Earth’s definitive proxy statement filed on November 13, 2023, under the subsection entitled “Alternus’ Management’s Discussion and Analysis of Financial Condition and Results of Operations Liquidity and Capital Resources — Financing Activities”

The unaudited pro forma condensed combined financial statements are provided for illustrative purposes only and are not necessarily indicative of what the actual results of operations and financial position would have been had the Transactions taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the combined company.

3.	Accounting for the Business Combination

Notwithstanding the legal form, the Business Combination will be accounted for as a reverse acquisition in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”). Under this method of accounting, Clean Earth was treated as the acquired company for financial reporting purposes, whereas Alternus was treated as the accounting acquiror. In accordance with this accounting method, the Business Combination was treated as the equivalent of Alternus issuing stock for the net assets of Clean Earth, accompanied by a recapitalization. The net assets of Alternus were stated at historical cost, with no goodwill or other intangible assets recorded, and operations prior to the Business Combination were those of Alternus. Alternus has been determined to be the accounting acquiror for purposes of the Business Combination based on an evaluation of the following facts and circumstances:

●	Persons affiliated with Alternus control a majority of the governing body of the combined company;

●	Operations of Alternus prior to the Business Combination comprise the ongoing operations of the combined company; and

●	Existing senior management team of Alternus comprise the senior management team of the combined company.

4.	Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

The pro forma notes and adjustments, based on preliminary estimates that could change materially as additional information is obtained, are as follows:

Pro forma notes

(A)	Derived from the unaudited balance sheet of Clean Earth as of September 30, 2023.

(B)	Derived from the unaudited consolidated balance sheet of Alternus as of September 30, 2023.

(C)	The historical consolidated financial statements of Alternus are inclusive of the Excluded Companies that will not be contributed as part of the Business Combination. The carve-out adjustments are presented to exclude these entities. The information was derived from the combined balance sheets of the Excluded Companies, which was obtained from the accounting records of Alternus.

(D)	Represents Material Events:

A.	Represents an adjustment to reflect the non-interest bearing, unsecured promissory note payable upon consummation of a Business Combination of $468,000 related to the Extension Financing.

B.	The historical consolidated financial statements of Alternus are inclusive of Netherlands, Poland and Italy entities subject to sale. The adjustments are presented to exclude these entities. The information was derived from the combined balance sheets of the Netherlands, Poland and Italy entities, which were obtained from the accounting records of Alternus.

C.	Represents an adjustment to reflect the accounting at inception for the non-interest bearing secured debt in the principal amount of $3,150,000 net of debt discount of $945,000 and having a maturity date of no later than June 30, 2024. See Note 5(g) for the Condensed Combined Statements of Operations impact.

Transactions Accounting Adjustments

a)	To reflect the conversion of 23,000,000 Rights to 2,300,000 shares of Alternus Clean Energy, Inc. Class A common stock upon consummation of the Business Combination. Each holder of a Right received one-tenth (1/10) of one share of Class A common stock upon Closing. The conversion has been recorded as increase to common stock and decrease to additional paid-in capital of $230.

b)	To reflect the reclassification of Clean Earth Class B common stock to Clean Earth Class A common stock. Clean Earth Class A common stock subsequently converted into Alternus Clean Energy, Inc. Class A common stock. See Note 4(k).

c)	To reflect the repayment at Closing of the promissory note of $468,000 plus 25% of the principal amount of $117,000 recorded as a loss on extinguishment of debt in accumulated deficit. See Note 5(e).

d)	To reflect the payment of Clean Earth’s deferred underwriting fee payable of $0.8 million, which is related to costs incurred in connection with the Clean Earth initial public offering and is payable upon completion of the Business Combination. The assumed payment of $0.8 million has been recorded as a reduction of $0.8 million of deferred underwriting fee payable.

e)	To reflect the release of investments from the trust account to cash and cash equivalents.

f)	To reflect the accrual for $1.5 million of Clean Earth’s additional closing transaction costs that are not yet incurred and paid as of September 30, 2023 and that are directly attributable to the Business Combination and are non-recurring items. The accrual of $1.5 million of additional transaction costs has been recorded as an increase to accumulated deficit (see Note 5(b)). Clean Earth will pay these transaction costs within twelve months after the consummation of the Business Combination. These transaction costs are preliminary estimates; the final amounts and the resulting effect on New Alternus’s financial position and results of operations may differ significantly.

g)	To reflect the reclassification of deferred transaction costs of $0.3 million that are deemed to be direct and incremental costs of the Business Combination from prepaid expenses and other current assets to additional paid-in capital. Note Clean Earth will pay amount of accrued liabilities of $0.7 million, accrued offering costs of $0.5 million, accounts payable of $0.2 million, accrued legal expenses of $1.0 million within twelve months after the consummation of the Business Combination. These transaction costs are preliminary estimates; the final amounts and the resulting effect on New Alternus’s financial position and results of operations may differ significantly.

h)	To reflect the accrual of Alternus estimated additional advisory, legal, accounting and auditing fees and other professional fees of $1.8 million in addition to the transaction costs of $1.4 million accrued in the accounting records of Alternus as of September 30, 2023, of which $0.3 million that are deemed to be direct and incremental costs have been recorded as a reduction to additional paid-in capital and $1.5 million that are not direct and incremental expenses of the Business Combination have been recorded as an expense. Company’s total transaction cost of $3.2 million will be paid within twelve months after the consummation of the Business Combination. Prepaid expenses and other current assets balance of $2.0 million has been reclassified to additional paid-in capital. See Note 5(c). These transaction costs are preliminary estimates; the final amounts and the resulting effect on New Alternus’s financial position and results of operations may differ significantly.

i)	To reflect the redemption of 6,419,831 shares of Class A Common Stock, of which 5,351,009 shares were redeemed for a per share redemption price of $10.62, 1,046,600 shares were redeemed for a per share redemption price of $10.74 and 22,222 shares were redeemed for a per share redemption price of $10.80, or approximately $68.3 million in the aggregate. This also reflects the reclassification of 427,412 non-redeemed shares from equity subject to possible redemption to permanent equity.

j)	To reflect the recapitalization of Alternus through the contribution of all outstanding common stock and preferred stock of Acquired Subsidiaries to Clean Earth and the issuance of 57,500,000 shares of Clean Earth Class A common stock and the elimination of the accumulated deficit of Clean Earth, the accounting acquiree. As a result of the recapitalization, Alternus common stock of $0.1 million and Clean Earth accumulated deficit of $6.3 million were derecognized. The shares of Clean Earth common stock issued in exchange for Alternus Clean Energy, Inc. equity were recorded as increase to common stock of $6 thousand and decrease to additional paid-in capital amounting to $6.1 million.

k)	To reflect the conversion of Clean Earth convertible promissory note to 225,000 shares of Class A common stock.

l)	To reflect the fair value of the Prepaid Forward Purchase Agreement Asset in amount of $17.1 million, as well as the $14.5 million payment from the Company to the Seller, comprised of the $30.0 million Prepayment Amount, less the $0.5 million Prepayment Shortfall, less the $16.1 million Subscription Agreement purchase price due from Seller, and plus 100,000 shares or approximately $1.1 million in Share Consideration reimbursement that was recorded as decrease of $0.5 million to additional paid in capital and decrease of $0.6 million to the retained earnings. This transaction resulted in a loss of $11.9 million recorded in accumulated deficit. Therefore, the total impact recorded in retained earnings amounts to $12.5 million. The value of the Prepaid Forward Purchase Agreement Assets was calculated using a Monte Carlo multi-scenario model. The valuation of the Forward Purchase Agreement derivative was prepared as if it was entered into on December 4, 2023 and the principal assumptions of the valuation are as follows: underlying share price of $6.88, volatility of 75%; risk-free rate of 4.4%; and the contractual period of three years.

5.	Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations

The pro forma notes and adjustments, based on preliminary estimates that could change materially as additional information is obtained, are as follows:

Pro forma notes

(A)	Derived from the unaudited statement of operations of Clean Earth for the nine months ended September 30, 2023 and the audited statement of operations of Clean Earth for the year ended December 31, 2023.

(B)	Derived from the unaudited consolidated statement of operations of Alternus for the nine months ended September 30, 2023 and the audited consolidated statement of operations of Alternus for the year ended December 31, 2023.

(C)	The historical consolidated financial statements of Alternus are inclusive of the Excluded Companies that will not be contributed as part of the Business Combination. The carve-out adjustments are presented to exclude these entities. This information was derived from the accounting records of Alternus and represents the combined statements of operations of the Excluded Companies.

(D)	As the consolidated statement of operations of Alternus for the year ended December 31, 2022 do not reflect the operations of the SIG Portfolio acquired by Solis for the full period presented, the following table presents the pro forma impact to include the historical information for the period from January 1, 2022 through the date of acquisition. This information was derived from the pre-acquisition accounting records of the SIG Portfolio.

Period from January 1 to March 22, 2022
SIG Portfolio acquired by Solis
Selling, general and administrative	$(38)
Total Operating Expenses	(38)
Income (loss) from operations	(38)
Net income (loss) before provision for income taxes	(38)
Net income (loss)	$(38)

(E)	The historical consolidated financial statements of Alternus are inclusive of Netherlands, Poland and Italy entities subject to sale. The adjustments are presented to exclude these entities. This information was derived from the accounting records of Alternus and represents the combined statements of operations of the Excluded Companies.

Autonomous Entity Adjustments

aa)	The consolidated financial statements of Alternus include certain selling and administrative expenses included within the accounting records of the Excluded Entities. The unaudited pro forma condensed combined statements of operations include carve-out adjustments to remove the results of operations of the Excluded Companies (refer to Note 5(C)). As such, this adjustment is to reflect selling and administrative expenses that the Acquired Subsidiaries will incur as a standalone company, such as payroll and bonus expenses, consulting, legal, audit and other professional fees.

ab)	To reflect interest expense on $1.8 million secured note which will be settled at the end of 2023. Prior to the Business Combination the interest expense was reflected on the parent’s accounting records that were not acquired in the Business Combination. The secured note survived the business combination and will be reflected on the Acquired Subsidiaries accounting records.

ac)	The consolidated financial statements of Alternus include certain other expenses included within the accounting records of the Excluded Entities. The unaudited pro forma condensed combined statements of operations include carve-out adjustments to remove the results of operations of the Excluded Companies (refer to Note 5(C)). As such, this adjustment is to reflect former intercompany balances that the Acquired Subsidiaries will be forgiven as a standalone company.

ad)	The consolidated financial statements of Alternus include certain other expenses included within the accounting records of the Excluded Entities. The unaudited pro forma condensed combined statements of operations include carve-out adjustments to remove the results of operations of the Excluded Companies (refer to Note 5(C)). As such, this adjustment is to reflect other expenses that the Acquired Subsidiaries will incur as a standalone company.

Transactions Accounting Adjustments

a)	To reflect an adjustment to eliminate interest and dividend income earned on investments held in the trust account as if the Business Combination had occurred on January 1, 2022.

b)	To reflect non-recurring transaction closing costs not yet incurred and paid as of September 30, 2023 of $1.5 million within general and administrative expense of Clean Earth that are considered direct and incremental expenses. See Note 4(f).

c)	To reflect non-recurring transaction costs of $1.5 million within general and administrative expense of Alternus that are not considered direct and incremental expenses. See Note 4(h).

d)	Alternus Clean Energy, Inc. does not recognize current or deferred tax expense upon consummation of the transaction. The historical Alternus current tax expense is related to foreign jurisdictions, in which, there will be no impact from the transaction. The U.S. deferred tax balances are offset by a full valuation allowance. Therefore, no income tax provision impact related to the transaction accounting adjustments is reflected.

e)	To reflect the non-recurring expense of $117,000 as a loss on extinguishment of debt in interest expense. See Note 4(c).

f)	To reflect loss of $11.9 million related to the Forward Purchase Agreement and also reflect loss of $0.6 million from Share Consideration reimbursement. See Note 4(l).

g)	To reflect amortization of debt discount related the non-interest bearing secured debt in the principal amount of $3,150,000 or an original purchase price of $2,205,000 and having a maturity date of no later than June 30, 2024.

h)	The pro forma basic and diluted net loss per share amounts presented in the unaudited pro forma condensed combined statements of operations are based upon the number of Alternus Clean Energy, Inc. shares outstanding as if the Transactions occurred on January 1, 2022. The calculation of weighted average shares outstanding for pro forma basic and diluted net loss per share assumes that the shares issuable in connection with the Business Combination have been outstanding for the entirety of the periods presented.

Pro forma weighted-average common shares outstanding — basic and diluted is calculated as follows:

	Shares	%
Weighted-average shares calculation - basic and diluted
Alternus Clean Energy, Inc. Class A common stock owned by the Sponsors	8,781,667	12%
Alternus Clean Energy, Inc. Class A common stock owned by public stockholders (1)	2,827,412	4%
Class A common stock owned by Meteora parties subject to FPA (2)	2,796,554	4%
Issuance of Alternus Clean Energy, Inc. Class A common stock to Alternus stockholders in connection with Business Combination	57,500,000	80%
Pro forma weighted-average shares outstanding—basic and diluted	71,905,633	100%
Net loss attributable to Alternus Clean Energy, Inc. for the nine months ended September 30, 2023	$(3,432)
Basic and diluted net loss per share for the nine months ended September 30, 2023, Class A common stock	$(0.05)
Net loss attributable to Alternus Clean Energy, Inc. for the year ended December 31, 2022	$(33,550)
Basic and diluted net loss per share for the year ended December 31, 2022, Class A common stock	$(0.47)

(1)	Includes (i) 2,300,000 shares which were issued at Closing, and (ii) 100,000 shares held by the Meteora parties as public stockholders.
(2)	Excludes 100,000 shares held by the Meteora parties as public stockholders.